As filed with the Securities and Exchange Commission on October 2, 2024

Registration No. 333-273689

Registration No. 333-257461

Registration No. 333-219660

Registration No. 333-198589

Registration No. 333-183422

Registration No. 333-160465

Registration No. 333-157799

Registration No. 333-147730

Registration No. 333-130624

Registration No. 333-118839

Registration No. 333-75666

Registration No. 333-44854

Registration No. 333-42626

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

Form S-8 Registration Statement No. 333-273689

Form S-8 Registration Statement No. 333-257461

Form S-8 Registration Statement No. 333-219660

Form S-8 Registration Statement No. 333-198589

Form S-8 Registration Statement No. 333-183422

Form S-8 Registration Statement No. 333-160465

Form S-8 Registration Statement No. 333-157799

Form S-8 Registration Statement No. 333-147730

Form S-8 Registration Statement No. 333-130624

Form S-8 Registration Statement No. 333-118839

Form S-8 Registration Statement No. 333-75666

Form S-8 Registration Statement No. 333-44854

Form S-8 Registration Statement No. 333-42626

UNDER

THE SECURITIES ACT OF 1933

Perficient, Inc.

(Exact name of registrant as specified in its charter)

Delaware	74-2853258
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

555 Maryville University Drive Suite 600 St Louis, Missouri	63141
(Address of Principal Executive Offices)	(Zip code)

THIRD AMENDED AND RESTATED PERFICIENT, INC. 2012 LONG TERM INCENTIVE PLAN

THE PERFICIENT, INC. 401(k) EMPLOYEE SAVINGS PLAN

SECOND AMENDED AND RESTATED PERFICIENT, INC. 2012 LONG TERM INCENTIVE PLAN

AMENDED AND RESTATED PERFICIENT, INC. 2012 LONG TERM INCENTIVE PLAN

PERFICIENT, INC. 2012 LONG-TERM INCENTIVE PLAN

(Full title of the plans)

Mr. Paul E Martin

Chief Financial Officer, Treasurer and Assistant Secretary

Perficient, Inc.

555 Maryville University Drive

Suite 600

St. Louis, Missouri 63141

(Name and address of agent for service)

(314)-529-3600

(Telephone number, including area code, of agent for service)

Copy to:

Robert M. Hayward, P.C.

Kevin M. Frank

Kirkland & Ellis LLP

333 West Wolf Point Plaza

Chicago, Illinois 60654

(312) 862-2200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 (each, a “Registration Statement” and collectively, the “Registration Statements”) of Perficient, Inc., a Delaware corporation (the “Registrant”), which were previously filed by the Registrant with the U.S. Securities and Exchange Commission (the “SEC”):

1.	Registration Statement on Form S-8 (File No. 333-273689), filed with the SEC on August 4, 2023, registering 1,500,000 shares of common stock, $0.001 par value per share (the “Common Stock”), reserved for issuance pursuant to the Third Amended and Restated Perficient, Inc. 2012 Long Term Incentive Plan.

2.	Registration Statement on Form S-8 (File No. 333-257461), filed with the SEC on June 28, 2021, registering 300,000 shares of Common Stock reserved for issuance pursuant to the Perficient, Inc. 401(k) Employee Savings Plan.

3.	Registration Statement on Form S-8 (File No. 333-219660), filed with the SEC on August 3, 2017, registering 2,000,000 shares of Common Stock, reserved for issuance pursuant to the Second Amended and Restated Perficient, Inc. 2012 Long Term Incentive Plan and 250,000 shares of Common Stock reserved for issuance pursuant to the Perficient, Inc. 401(k) Employee Savings Plan.

4.	Registration Statement on Form S-8 (File No. 333-198589), filed with the SEC on September 5, 2014, registering 2,500,000 shares of Common Stock, reserved for issuance pursuant to the Amended and Restated Perficient, Inc. 2012 Long Term Incentive Plan and 250,000 shares of Common Stock reserved for issuance pursuant to the Perficient, Inc. 401(k) Employee Savings Plan.

5.	Registration Statement on Form S-8 (File No. 333-183422), filed with the SEC on August 20, 2012, registering 2,500,000 shares of Common Stock, reserved for issuance pursuant to the Perficient, Inc. 2012 Long Term Incentive Plan and 250,000 shares of Common Stock reserved for issuance pursuant to the Perficient, Inc. 401(k) Employee Savings Plan.

6.	Registration Statement on Form S-8 (File No. 333-160465), filed with the SEC on July 8, 2009, registering 1,500,000 shares of Common Stock, reserved for issuance pursuant to the Perficient, Inc. 2009 Long Term Incentive Plan and 500,000 shares of Common Stock reserved for issuance pursuant to the Perficient, Inc. 401(k) Employee Savings Plan.

7.	Registration Statement on Form S-8 (File No. 333-157799), filed with the SEC on March 10, 2009, registering 1,000,000 shares of Common Stock, reserved for issuance pursuant to the Perficient, Inc. 1999 Stock Option/Stock Issuance Plan.

8.	Registration Statement on Form S-8 (File No. 333-147730), filed with the SEC on November 30, 2007, registering 2,000,000 shares of Common Stock, reserved for issuance pursuant to the Perficient, Inc. 1999 Stock Option/Stock Issuance Plan and 500,000 shares of Common Stock reserved for issuance pursuant to the Perficient, Inc. 401(k) Employee Savings Plan.

9.	Registration Statement on Form S-8 (File No. 333-130624), filed with the SEC on December 22, 2005, registering 2,000,000 shares of Common Stock, reserved for issuance pursuant to the Perficient, Inc. 1999 Stock Option/Stock Issuance Plan and 500,000 shares of Common Stock reserved for issuance pursuant to the Perficient, Inc. Employee Stock Purchase Plan.

10.	Registration Statement on Form S-8 (File No. 333-118839), filed with the SEC on September 7, 2004, registering 3,960,063 shares of Common Stock, reserved for issuance pursuant to the Perficient, Inc. 1999 Stock Option/Stock Issuance Plan.

11.	Registration Statement on Form S-8 (File No. 333-75666), filed with the SEC on December 21, 2001, registering 1,379,000 shares of Common Stock, reserved for issuance pursuant to the Perficient, Inc. 1999 Stock Option/Stock Issuance Plan.

12.	Registration Statement on Form S-8 (File No. 333-44854), filed with the SEC on August 30, 2000, registering 100,000 shares of Common Stock reserved for issuance pursuant to the Perficient, Inc. Employee Stock Purchase Plan.

13.	Registration Statement on Form S-8 (File No. 333-42626), filed with the SEC on July 31, 2000, registering 2,226,042 shares of Common Stock reserved for issuance pursuant to the Perficient, Inc. 1999 Stock Option/Stock Issuance Plan.

On October 2, 2024, pursuant to an Agreement and Plan of Merger, dated May 5, 2024, by and among Plano HoldCo, Inc., a Delaware corporation (“Parent”), Plano BidCo, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Registrant, Merger Sub merged with and into the Registrant, with the Registrant surviving as a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of funds managed by affiliates of BPEA Private Equity Fund VIII.

As a result of the Merger, the Registrant is terminating the Registration Statements and deregistering the remaining shares of Common Stock (the “Shares”) registered but unsold under the Registration Statements, if any, in accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the Shares that had been registered for issuance that remain unsold at the termination of the offerings. The Registrant hereby removes from registration any and all such Shares registered but unsold under the Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such Shares.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on October 2, 2024.

PERFICIENT, INC.

By:	/s/ Paul E. Martin
Name:	Paul E. Martin
Title:	Chief Financial Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.

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